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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following list identifies only Registrant's significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X.

                                           Jurisdiction            Year
Name                                       of Incorporation        Organized
-----------------------------              ----------------        ---------
Altera International, Inc.                 Cayman Islands          1997

Altera International Limited               Hong Kong               1997